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                                                                     EXHIBIT 3.1
/s/ SIGNATURE
    ILLEGIBLE
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Examiner                 THE COMMONWEALTH OF MASSACHUSETTS

                               WILLIAM FRANCIS GALVIN
                            Secretary of the Commonwealth
                One Ashburton Place, Boston, Massachusetts 02108-1512
ILLEGIBLE
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Name                          ARTICLES OF ORGANIZATION
Approved                    (GENERAL LAWS, CHAPTER 156B)


                                      ARTICLE I
                        The exact name of the corporation is:

                                 CCBT Bancorp, Inc.


                                     ARTICLE II

                  The purpose of the corporation is to engage in the following business activities:

          A. To acquire, invest in or hold stock in any subsidiary permitted under (i) the Bank Holding Company Act of 1956, and
                  (ii) Massachusetts General Laws, Chapter 167, as such statutes may be amended from time to time, and to engage in any other activity or enterprise permitted to a bank holding company under said statutes or other applicable law.

          B. To buy, sell, invest in, hold and deal in property of every nature and description, real and personal, tangible and intangible, permissible for such a corporation.
 C
          C.      To carry on any business or other activity which may be
 P lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts,
 M whether or not related to those referred to in the foregoing paragraphs.
R.A.

        NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON ONE SIDE ONLY OF SEPARATE
 5      8 1/2 x 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH.
----    ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG
P.C.    AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

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                                  ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

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            WITHOUT PAR VALUE                    WITH PAR VALUE
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    TYPE         NUMBER OF SHARES     TYPE   NUMBER OF SHARES      PAR VALUE
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  Common:             0             Common:     12,000,000           $1.00
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  Preferred:          0             Preferred:       0
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                                  ARTICLE IV

If more than one class of stock is authorized state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

          None.


                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

          None.


                                  ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

          None.

**If there are no provisions state "None".:
Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

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                                  ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                 ARTICLE VIII

THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

          307 Main Street, Hyannis, Massachusetts 02601

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                 NAME                RESIDENTIAL ADDRESS          POST OFFICE ADDRESS
President:   Stephen B. Lawson       218 Willow Street
                                     West Barnstable, MA 02630          Same

Treasurer:   Noal D. Reid            156 Blue Rock Road
                                     South Yarmouth, MA 02664           Same

Clerk:       John S. Burnett         14 Madison Avenue
                                     Centerville, MA 02632              Same

Directors:   SEE ATTACHMENT A

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and business address of the resident agent, if any, of the corporation is: John S. Burnett, Clerk

          307 Main Street, Hyannis, Massachusetts 02601

                                  ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names set forth above, have been duly elected.


IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY. I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 8th day of October, 1998.

                         /s/ Jennifer D. Miller, Esq.
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                           Jennifer D. Miller, Esq.
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                         Goodwin, Procter & Hoar, LLP
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                 Exchange Place, Boston, Massachusetts  02109
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NOTE: IF AN EXISTING CORPORATION IS ACTING AS INCORPORATOR, TYPE IN THE EXACT
NAME OF THE CORPORATION, THE STATE OR OTHER JURISDICTION WHERE IT WAS INCORPORATED, THE NAME OF THE PERSON SIGNING ON BEHALF OF SAID CORPORATION AND THE TITLE HE/SHE HOLDS OR OTHER AUTHORITY BY WHICH SUCH ACTION IS TAKEN.

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                                 ATTACHMENT A
                                 ------------

                        Directors of CCBT Bancorp, Inc.


Name                       Residential Address            Post Office Address

Mr. Stephen B. Lawson      218 Willow Street              Same
                           West Barnstable, MA 02630

Mr. John F. Aylmer         119 Tern Lane                  Same
                           Centerville, MA 02632

Mr. Palmer Davenport       177 Uncle Barney's Road        P.O. Box 218
                           West Dennis, MA 02670          West Dennis, MA 02670

Mr. George D. Denmark      29 Depot Road                  P.O. Box 92
                           Cataumet, MA 02534             Cataumet, MA 02534

Mr. John Otis Drew         39 Sea Marsh Road              Same
                           Centerville, MA 02632

Mr. William C. Snow        22 Gibson Lane                 P.O. Box 355
                           Orleans, MA 02653              Orleans, MA 02653

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

                      THE COMMONWEALTH OF MASSACHUSETTS

                          ARTICLES OF ORGANIZATION
                        (GENERAL LAWS, CHAPTER 156B)

          ============================================================

          I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $12,000.00 having been paid, said articles are deemed to have been filed with me this 8th day of October 1998.

          Effective date: ____________________________________________

                     /s/ William Francis Galvin
                         WILLIAM FRANCIS GALVIN

                    Secretary of the Commonwealth

          FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.

                   TO BE FILLED IN BY CORPORATION
                PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                    Paul W. Lee, P.C.
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                    Goodwin, Procter & Hoar, LLP
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                    Exchange Place, Boston, MA  02109
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               Telephone:  (617) 570-1000
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